EXHIBIT 10.7

TRANSITION SERVICES AGREEMENT
Between
HARRIS CORPORATION
and
HARRIS STRATEX NETWORKS, INC.
Dated: January 26, 2007

TABLE OF CONTENTS
ARTICLE I
Services

-i-

-ii-

TRANSITION SERVICES AGREEMENT
     This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as of January 26, 2007 (the “Effective Date”), is made by and between HARRIS CORPORATION, a Delaware corporation (“Harris”), and HARRIS STRATEX NETWORKS, INC., a Delaware corporation (the “Company”).
RECITALS
     WHEREAS, Harris, the Company, Stratex Networks, Inc., a Delaware corporation (“Stratex”), and Stratex Merger Corp. a Delaware corporation and wholly owned subsidiary of the Company, have entered into an Amended and Restated Formation, Contribution and Merger Agreement, dated as of December 18, 2006, as amended by that certain letter agreement, dated January 26, 2007 (the “Formation Agreement”), among the parties thereto, pursuant to which the Company was formed to acquire Stratex pursuant to the Merger (as defined in the Formation Agreement) and to receive the Contributed Assets (as defined in the Formation Agreement) from Harris in the Contribution Transaction (as defined in the Formation Agreement), in each case on the terms and subject to the conditions set forth in the Formation Agreement; and
     WHEREAS, Harris and Stratex would not have entered into the Formation Agreement without the undertakings contained in this Agreement and the execution and delivery of this Agreement is a condition to closing under the Formation Agreement.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants in the Agreements, the parties agree as follows:
ARTICLE I
SERVICES
     Section 1.01 Definitions. All capitalized terms used but not defined in this Agreement shall have the meanings assigned to them in the Formation Agreement; provided, however, that notwithstanding the foregoing neither the Company nor any of its Subsidiaries shall be deemed to be a Subsidiary or Affiliate of Harris or any of its other Subsidiaries or Affiliates for purposes of this Agreement.
     Section 1.02 Provision of Services. Except as otherwise provided in this Agreement, on the terms and subject to the conditions set forth in this Agreement, Harris shall, or shall cause one of its Affiliates to, provide to the Company and its Affiliates, for use in connection with the MCD Business as such business is conducted by the Company following the Closing, each of the Services described on Schedule I attached to this Agreement (each, a “Service” and collectively, the “Services”), commencing on the date of this Agreement and continuing through the Term (as defined in Section 4.01 of this Agreement) unless (a) otherwise specified for a particular Service on Schedule I, (b) a particular Service is terminated in accordance with to Section 4.02 or Section 4.03, (c) otherwise mutually agreed to by the parties in writing, or (d) this Agreement is terminated in accordance with the terms and conditions hereof prior to the expiration of the Term.
     Section 1.03 Quality and Scope of Services. The Services shall be performed in a manner, amount, and quality substantially consistent with the manner, amount or quality of the Services as was being provided by Harris to the MCD Business during the six-month period prior to the Effective Date, and in no event shall Harris shall have an obligation to perform any Service in any other manner, amount or quality (enhanced, increased or otherwise) unless expressly so specified in Schedule I with respect to a particular Service (including any advantage of systems, equipment, facilities, training, services or improvements procured, obtained or made by Harris after the Effective Date). Notwithstanding anything to the contrary contained in this Agreement, with respect to any Service, Harris may, in its sole discretion and at no additional charge to the Company, (i) perform such Service substantially consistent with any improved or enhanced practice as Harris deems reasonably prudent, or (ii) otherwise make changes from time to time in the manner in which such Service is provided if (A) Harris is making similar changes in the manner in which such Service is provided for its own businesses, (B) Harris furnishes to the Company substantially the same notice Harris provides to its own businesses with respect to such changes, and (C) such changes do not create a substantial risk that such changes would reasonably result in a material disruption of the MCD Business as conducted by the Company following the Closing or in the incurrence of a material loss or liability by the Company.
     Section 1.04 Additional Services; Initial Costs.
          (a) In the event that the Company has determined that it requires an increase or enhancement in the manner, amount or quality of any Service as compared to the manner, amount or quality of such Service as was being provided by Harris to the MCD Business during the six-month period prior to the Effective Date, the Company shall notify Harris of such determination and request that Harris so increase or enhance the manner, amount or quality, as the case may be, of such Service. Following the receipt of such notification and request, Harris shall consider in good faith such request by the Company to provide such incremental services; provided, however, that this Section 1.04 shall in no way modify or increase Harris’ obligations under Section 1.03 and Harris shall have the sole right to determine the scope, terms and fees of such incremental services to the extent that Harris elects to increase or enhance the manner, amount or quality of any Service. If Harris agrees to provide such incremental services, Schedule I to this Agreement shall be amended, without further action by any party hereto, to reflect such incremental services, the scope and terms thereof and the Service Fees therefor (such fees to be determined in accordance with Section 2.01 as if such incremental services had been included on Schedule I as of the date hereof).
          (b) If Harris or any of its Affiliates are required to (i) modify, increase, alter, obtain or otherwise change any software, process, method, asset or system (for example, because previously shared hardware capacity must be duplicated) or staffing or (ii) enhance their facilities or training, in order to perform the Services pursuant to Section 1.02, then Harris shall obtain the Company’s prior written approval of any additional cost or expense that Harris or any of its Affiliates expects to incur in connection with such increase or enhancement, and the Company shall pay any such additional cost or expense incurred by Harris or such Affiliate to provide such Services to the extent so approved by the Company, and if the Company does not approve such additional cost or expense, neither Harris nor any of its Affiliates shall have any obligation to provide the Services that require such increases for their respective performances.
     Section 1.05 Disclaimer of Warranties. The Company acknowledges and agrees that Harris does not as part of its usual or regular conduct of business provide any or all of the Services, or any related services, on a commercial basis and that Harris does not warrant or assume responsibility for its provision of any or all of the Services. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE SERVICES ARE PROVIDED “AS IS” WITH ALL FAULTS AND WITHOUT WARRANTY OF ANY KIND. HARRIS MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE QUALITY, SUITABILITY, AVAILABILITY, RELIABILITY, SECURITY, PERFORMANCE OR ADEQUACY OF THE SERVICES, AND HARRIS MAKES NO EXPRESS, STATUTORY OR IMPLIED REPRESENTATIONS OR WARRANTIES, AT LAW OR IN EQUITY, INCLUDING, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR ANY PARTICULAR PURPOSE, TITLE, NON-INFRINGEMENT, QUIET ENJOYMENT, NO ENCUMBRANCES, SYSTEM INTEGRATION, ACCURACY, WORKMANLIKE EFFORT AND WARRANTIES ARISING THROUGH COURSE OF DEALING OR USAGE OF TRADE, AND HARRIS HEREBY EXPRESSLY DISCLAIMS ANY AND ALL SUCH REPRESENTATIONS AND WARRANTIES. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY HARRIS OR THEIR AUTHORIZED REPRESENTATIVES SHALL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF HARRIS’ OBLIGATIONS UNDER THIS AGREEMENT.
     Section 1.06 Independent Contractor; Employees. The parties acknowledge and agree that each party is engaged in a business that is independent from that of the other party and that Harris shall perform the Services under this Agreement as an independent contractor with the sole right to supervise, manage, operate, control and direct the performance of the Services, including the right to designate which such resources Harris shall assign to perform any Service and the right to remove and replace any such resources at any time or, subject to Section 6.04(b), to designate a third party provider to perform such Service. Harris shall have and maintain exclusive control over all of its own employees, agents, subcontractors and operations as of the Effective Date. Harris shall be solely responsible for payment of compensation to its employees and for any injury to them in the course of their employment. Harris shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax Laws with respect to such employees. The Company shall have and maintain exclusive control over all of its own employees, agents, other contractors and operations as of the Effective Date. The Company shall be solely responsible for payment of compensation to its employees and for any injury to them in the course of their employment. The Company shall assume full responsibility for payment of all federal, state and local taxes or contributions imposed or required under unemployment insurance, social security and income tax Laws with respect to such employees. Harris has no authority (express, implied or apparent) to represent the Company as to any matters or to incur any obligations or liability on behalf of the Company, and Harris shall not be, act as, purport to act as, or be deemed to be, the agent, representative, employee or servant of the Company. The Company has no authority (express, implied or apparent) to represent Harris as to any matters or to incur any obligations or liability on behalf of Harris, and the Company shall not be, act as, purport to act as, or be deemed to be, the agent, representative, employee or servant of Harris. No partnership, joint venture, association, alliance, syndicate, or other entity, or fiduciary, employee/employer, principal/agent or any relationship other than that of independent contractors is created hereby, expressly or by implication.

     Section 1.07 Cooperation; Resources.
          (a) Subject to the terms and conditions set forth in this Agreement, Harris and the Company shall use good faith efforts to cooperate with each other in all matters relating to the provision and receipt of Services. Such good faith cooperation shall include, subject to Section 5.01, (i) exchanging information reasonably requested by the other party (including such information reasonably requested in connection with any internal or external audit, whether in the United States or any other country); (ii) providing electronic access to data systems used in connection with the Services; (iii) performing true-ups and adjustments; and (iv) making available, as reasonably requested by the other party, timely decisions, approvals and acceptances, and obtaining all consents, licenses, sublicenses or approvals necessary or desirable in order to permit each party to perform its obligations under this Agreement in a timely and efficient manner. The Company shall use reasonable best efforts to provide information and documentation sufficient for Harris to satisfy its obligations under this Agreement. In connection with the Services, the Company shall make reasonably available for consultation with Harris those employees and consultants or other service providers of the Company reasonably necessary for the effective provision by Harris of such Services.
          (b) In the event any cost is incurred by Harris or any of its Affiliates in connection with obtaining or soliciting the consent of any third party in accordance with Section 1.07(a), such cost shall be paid by the Company and the Company shall reimburse Harris or any of its Affiliates, as the case may be, upon receipt of an invoice from Harris or its Affiliates, as applicable, with respect to such costs.
     Section 1.08 Information From the Company; No Duty of Verification. Harris shall not be liable for any impairment of any Service caused by its not receiving information, either timely or at all, or by its receiving inaccurate or incomplete information from the Company that is required or reasonably requested by Harris. In the absence of actual knowledge to the contrary, Harris shall not have any responsibility for verifying the correctness of any information given to it by or on behalf of the Company for the purpose of providing any Service.
     Section 1.09 Exceptions to Harris’ Obligation to Perform.
          (a) Notwithstanding anything to the contrary contained in this Agreement, Harris shall not be required to provide such Service (i) to the extent the performance of such Service would require Harris to violate any applicable Law or would result in the breach of any contract or agreement due to a failure to obtain necessary consents, licenses, sublicenses, or approvals pursuant to Section 1.07; (ii) if Harris reasonably determines that providing such Service would result in a significant disruption of Harris’ or any of its Affiliates’ businesses or operations, would materially increase the scope of Harris’ responsibilities under this Agreement, or would be impracticable; or (iii) if any such Service unreasonably inhibits any employee of Harris or any of its Affiliates from discharging his or her obligations to Harris or any of its Affiliates or places any employee of Harris or any of its Affiliates in a conflict of interest with respect to his or her employment with Harris or any of its Affiliates. If Harris reasonably determines that it is unable to provide any Service in accordance with the terms of this Agreement as a result of the circumstances set forth in subparagraphs (i) through (iii) above, the parties shall cooperate in good faith to determine the best alternative approach. Until such alternative approach is found or the problem is otherwise resolved to the satisfaction of the parties, Harris shall use commercially reasonable efforts to provide a comparable service, or in the case of data systems, support the function to which the data system relates or permit the Company to have reasonable access to the data system so that the Company can support the function itself. In such case, the parties shall negotiate in good faith to determine the amounts to be paid for any such comparable service (such fees to be determined in accordance with Section 2.01, but including any out-of-pocket costs incurred by Harris in providing or arranging for such comparable service). To the extent that Harris provides any comparable services to the Company pursuant to this Section 1.09 and the fees for any such comparable service (as described in the immediately preceding sentence) exceed the Service Fee for the corresponding Service that Harris determined it was unable to provide pursuant to this Section 1.09, the parties shall share such excess amount equally.
          (b) Notwithstanding anything to the contrary contained in this Agreement:
               (i) if the Company elects to decommission, replace, modify or change its information technology or communications systems, networks, equipment, configurations, processes, procedures, practices or any other aspect of its business relationship relating to a Service in a manner that adversely affects Harris’ ability to provide such Service as required hereunder, then Harris shall have no liability whatsoever with respect to the effectiveness or quality of such Service and shall be excused from performance of such Service until the Company mitigates the adverse effect of such change, and the Company shall be responsible for all direct expenses incurred by Harris in connection with the cessation and, if applicable, the resumption of such Service; and
               (ii) Harris may suspend performance of any Service and the Company’s access to information technology or communications systems used by Harris if, in Harris’ reasonable judgment, the integrity, security or performance of such systems, or any data stored thereon, is being or is likely to be jeopardized by the activities of the Company, its employees, agents, representatives or contractors.
ARTICLE II
COST OF THE SERVICES
     Section 2.01 Cost of the Services. In consideration of the provision of the Services, the Company shall pay to Harris, without set-off, a service fee for each such Service in the amount equal to (a) all internal costs allocated to the maximum extent reasonably practicable to the provision of such Service on a fully allocated basis consistent with current charges to the MCD Business, and (b) any additional out-of-pocket costs or expenses incurred by Harris in connection with the provision of such Service, including without limitation, payments or costs for an ongoing license, grant or provision of rights or services (all such fees with respect to each Service, the “Service Fee”, and collectively for all Services, the “Service Fees”), in each case, with respect to the relevant payment period set forth on Schedule I. The Company shall not be obligated to pay for any individual Service that was properly terminated pursuant to Section 4.02 or Section 4.03 unless the Company knowingly accepts the benefits of such Services following any such termination. The Company will pay Harris the Service Fee relating to any terminated Service until the effective date of termination.

     Section 2.02 Manner and Timing of Payments. All payments shall be made, without set-off, within thirty (30) days after receipt of an invoice therefor. Harris shall send invoices on a monthly basis for payments to be made under this Agreement. Such invoices shall specify in reasonable detail the costs and expenses to be reimbursed by the Company, and Harris shall provide such supporting detail as the Company may from time to time reasonably request. All payments made by the Company under this Agreement shall be by wire transfer of the payment amount to Harris’ account identified in Exhibit A attached hereto or other account notified in writing by Harris to the Company, or if requested in writing by Harris, by check. All such payments shall be effective upon receipt. If payment on any invoice is not received as specified herein on the applicable date, such amount shall be subject to a late payment charge calculated at one percent (1%) per month from the due date until payment is made. If the Company disputes in good faith any portion of the amount due on any invoice, then the Company shall notify Harris in writing of the nature and basis of the dispute within 10 Business Days after the Company’s receipt of such invoice. If no notification is provided to Harris in accordance with the immediately preceding sentence, the invoiced amount shall be deemed to be accurate and correct and shall not be subject to dispute or contest by the Company or any Affiliate thereof. In the event notification is so provided to Harris, the parties shall use their reasonable best efforts to resolve the dispute prior to the payment due date.
     Section 2.03 Taxes. Unless the Company provides Harris with a proper tax exemption certificate, the Company shall be responsible for and pay all applicable taxes (including without limitation any sales or value added taxes) that may be imposed with respect to or in connection with the provision of the Services, except for income taxes imposed on Harris for payment received with respect to such Services. To the extent Harris pays or is required to pay any such taxes that are the responsibility of the Company in accordance with the preceding sentence, the Company shall reimburse and indemnify Harris with respect to all amounts (including without limitation attorneys fees and costs of investigation) incurred in connection with the provision of such Services.
     Section 2.04 Access to Records. Harris shall keep reasonable books and records of all Services for the Company to verify all charges made by Harris under this Agreement and to comply with all applicable requirements of Law. Harris shall, upon the Company’s reasonable request and at the Company’s sole cost and expense, make such books and records available to the Company, upon reasonable notice and during normal business hours for the sole purpose of the Company’s verifying any charges made by Harris hereunder or complying with any applicable requirement of Law. Nothing in this Section 2.04 or Section 4.05 shall require Harris to maintain its books and records relating to the Services provided to the Company under this Agreement indefinitely or in a manner, or for a length of time, inconsistent with the manner or length of time that it maintains its books and records with respect to its other businesses.
ARTICLE III
LIMITATION OF LIABILITY; INDEMNIFICATION
     Section 3.01 Limitation of Liability. The Company agrees that none of Harris and its Affiliates and their respective, officers, directors, employees, stockholders, agents, representatives, successors and assigns (each, a “Harris Indemnified Person” and collectively, the “Harris Indemnified Persons”) shall have any liability, whether direct or indirect, in contract or tort or otherwise, to the Company or any of its Affiliates for or in connection with the Services provided or to be provided by any Harris Indemnified Person pursuant to this Agreement or any other services provided by any Harris Indemnified Person, the transactions contemplated by this Agreement, or any Harris Indemnified Person’s actions or inactions in connection with any such Services, any such other services, or any such transactions, except for damages which have directly resulted from such Harris Indemnified Person’s gross negligence or willful misconduct in connection with any such Services, other services, transactions, actions or inactions.
     Section 3.02 Indemnification by the Company. The Company shall indemnify, defend and hold harmless each Harris Indemnified Person from and against all damages, claims, losses, charges, actions, suits, proceedings, deficiencies, taxes, interest, penalties and reasonable costs and expenses (collectively, “Losses”), and shall reimburse each Harris Indemnified Person for all reasonable expenses as they are incurred in investigating, preparing, pursuing, or defending any claim, action, proceeding, or investigation, whether or not in connection with pending or threatened litigation and whether or not any Harris Indemnified Person is a party (each, an “Action”), related to, arising out of, or in connection or associated with Services provided or to be provided by any Harris Indemnified Person pursuant to this Agreement or any other services provided by any Harris Indemnified Person, the transactions contemplated by this Agreement, or any Harris Indemnified Person’s actions or inactions in connection with any such Services, any such other services, or any such transactions; provided that no Company Indemnified Person will be responsible for any damages of any Harris Indemnified Person that have directly resulted from such Harris Indemnified Person’s gross negligence or willful misconduct in connection with any such Services, other services, transactions, actions, or inactions.
     Section 3.03 Indemnification by Harris. Harris shall indemnify, defend and hold harmless the Company and its Affiliates and their respective, officers, directors, employees, stockholders, agents, representatives, successors and assigns (each, a “Company Indemnified Person” and collectively, the “Company Indemnified Persons”) from and against all Losses, and shall reimburse each Company Indemnified Person for all reasonable expenses as they are incurred in investigating, preparing, pursuing or defending any Action, arising directly out of the gross negligence or willful misconduct of any Harris Indemnified Person in connection with the Services provided or to be provided pursuant to this Agreement.
     Section 3.04 Indemnification Procedures. The indemnification procedures set forth in Section 12.2(b) and Section 12.4 of the Formation Agreement shall apply equally to any claims for indemnification brought pursuant to this Article 3.
     Section 3.05 Maximum Liability; Limitation of Damages. Except to the extent such liability arises directly out of a Harris Indemnified Person’s gross negligence or willful misconduct, the maximum aggregate liability of all Harris Indemnified Persons under or in connection with this Agreement, in any and all events, shall be limited in the aggregate to the Service Fees paid by the Company and actually received by Harris under this Agreement. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT OR AT LAW OR IN EQUITY, IN NO EVENT SHALL ANY HARRIS INDEMNIFIED PERSON BE LIABLE FOR ANY LOSSES THAT ARE NOT REASONABLY FORESEEABLE OR FOR ANY INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, PUNITIVE, OR

CONSEQUENTIAL DAMAGES (INCLUDING, WITHOUT LIMITATION, DAMAGES FOR LOSS OF PROFITS, LOSS OF REVENUES, LOSS OF BUSINESS, LOSS OF ANTICIPATED SAVINGS, LOSS OF GOODWILL, LOSS OF OR DAMAGE TO DATA, LOSS OF USE, BUSINESS INTERRUPTION OR ANY OTHER LOSS) AS A RESULT OF OR ARISING FROM OR RELATING TO THIS AGREEMENT, THE PROVISION OF OR THE FAILURE TO PROVIDE THE SERVICES OR ANY OTHER SERVICES, THE TERMINATION OF THIS AGREEMENT OR ANY SERVICE, OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, REGARDLESS OF THE FORM OF ACTION OR THEORY OF LIABILITY, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE OF ANY KIND, WHETHER ACTIVE OR PASSIVE), STRICT LIABILITY, BREACH OF REPRESENTATION OR WARRANTY OR COVENANT, OR INDEMNIFICATION OR OTHERWISE, AND REGARDLESS OF WHETHER SUCH HARRIS INDEMNIFIED PERSON KNEW OF OR WAS ADVISED AT THE TIME OF BREACH OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES. THE COMPANY, ON BEHALF OF ITSELF AND EACH OTHER COMPANY INDEMNIFIED PERSON, HEREBY WAIVES ANY CLAIMS THAT THESE EXCLUSIONS DEPRIVE THE COMPANY OR ANY SUCH COMPANY INDEMNIFIED PERSON OF AN ADEQUATE REMEDY.
ARTICLE IV
TERM AND TERMINATION
     Section 4.01 Term. The term of this Agreement shall commence on the Effective Date and shall terminate with respect to each Service as set forth on Schedule I with respect to such Service; provided that this Agreement shall terminate with respect to all Services provided hereunder upon the earlier of (a) such time when all Services to be provided by Harris under this Agreement have been terminated (or the terms of which have expired) in accordance with the terms of this Agreement and (b) the one year anniversary of the Effective Date (the “Term”), unless this Agreement is terminated sooner in accordance with Section 4.02 or Section 4.03 or extended by mutual written agreement of the parties, which agreement shall set forth the length of the desired extension, the scope of the Services to be provided during such extension, and any fees relating to such Services, including any increase in such fees. Any termination or expiration of this Agreement with respect to any particular Service shall not terminate this Agreement with respect to any other Service provided under this Agreement. Notwithstanding any other provision of this Agreement, upon written notice received by Harris at least 30 days prior to the termination of the Information Technology Services set forth on Schedule I in accordance with this Agreement, Harris shall continue to provide such Information Technology Services that were provided to the Company immediately prior to such termination for an additional six (6) month period; provided, however, that Section 2.01 shall not apply during such six (6) month period and the parties shall negotiate in good faith to determine a commercially reasonable fee for such services during that period.
     Section 4.02 Termination for Default. In the event: (a) the Company shall fail to pay for any or all Services in accordance with the terms of this Agreement (and such payment is not disputed by the Company in good faith in accordance with Section 2.02); (b) of any default by either party, in any material respect, in the due performance or observance by it of any of the other terms, covenants or agreements contained in this Agreement; or (c) either party shall become or be adjudicated insolvent and/or bankrupt, or a receiver or trustee shall be appointed for either party or its property or a petition for reorganization or arrangement under any bankruptcy or insolvency Law shall be approved, or either party shall file a voluntary petition in bankruptcy or shall consent to the appointment of a receiver or trustee (in each such case, the “Defaulting Party”); then any non-Defaulting Party shall have the right, at its sole discretion, (i) in the case of a default under clause (c), to terminate immediately the applicable Service(s) and/or this Agreement and its participation with the Defaulting Party under this Agreement; and (ii) in the case of a default under clause (a) or (b), to terminate the applicable Service(s) and/or this Agreement and its participation with the Defaulting Party under this Agreement if the Defaulting Party has failed to (x) cure the default, within 30 days after receiving written notice of such default, or if the default (except for defaults as a result of failure to make payment) is such that it will take more than 30 days to cure, within an extended time period which shall be not longer than what is reasonably necessary to effect performance or compliance or (y) take substantial steps towards and diligently pursue the curing of the default.
     Section 4.03 Termination by the Company. This Agreement may be terminated with respect to all Services by the Company prior to the end of the Term upon the expiration of the longer of (a) thirty (30) days’ prior written notice to Harris or (b) the longest notice period applicable to any Service that has not been terminated or expired in accordance with this Agreement at the time of such termination. Any particular Service may be separately terminated by the Company upon the expiration of the longer of (a) thirty (30) days’ prior written notice to Harris or (b) the required prior written notice to Harris as specified for such Service on Schedule I.
     Section 4.04 Effect of Termination. Upon expiration or termination of this Agreement or of any Service provided hereunder, all rights and obligations of the parties shall cease under the Agreement with respect to all Services (in the case of a termination of the Agreement) or with respect to such Service (in the case of a termination of a particular Service), except as provided in Section 4.05 and except that the Company shall pay to Harris within thirty (30) calendar days of the expiration or termination of this Agreement or any Service, as the case may be, all amounts that are or that will become due and payable as a result of the provision of the Services pursuant to this Agreement in the manner set forth in Article 2. Upon notice of termination of this Agreement in accordance with its terms with respect to any Service for any reason or, in the event of expiration, for a reasonable period time prior to such expiration, Harris will reasonably cooperate, at the Company’s expense, in order to minimize the disruption to the business of both parties and to effect an orderly transition and transfer of the responsibility for such Service(s) to the Company or to a third party designated by the Company, including the migration of the data described in Section 5.05 to the Company or its third party designee. Upon termination or expiration of this Agreement or any Service, as the case may be, each party, at the request of the other, shall return or destroy, at the option of the party in possession of such Confidential Information (as defined herein), all Confidential Information in its possession or control which belongs to the other party or any other information that contains or comprises the other party’s information and to which the returning party does not retain rights hereunder (except one copy of which may be retained in such files for archival purposes). Notwithstanding anything to the contrary contained in this Agreement, upon expiration or termination of this Agreement, the Company shall no longer have any access to Harris’ information, data, systems and other assets that are not Contributed Assets. If requested by the other party, an appropriate officer of the party in possession of such information returned or destroyed pursuant to this paragraph will certify to the other party that all such information has been so delivered or destroyed.
     Section 4.05 Survival. Notwithstanding anything in this Agreement to the contrary, (a) Article 2, Article 3, Section 4.04, Section 4.05, Article 5 and Article 6 shall survive the expiration or termination of this Agreement; and (b) the termination or expiration of this Agreement shall not act as a waiver of any breach of this Agreement and shall not act as a release of either party for any liability or obligation incurred under this Agreement through the effective date of the termination or expiration; provided, however, that neither party shall be liable for damages of any sort resulting solely from terminating this Agreement in accordance with its terms.
ARTICLE V
CONFIDENTIALITY; OWNERSHIP OF DATA
     Section 5.01 Definitions of Confidential Information, Disclosing Party and Recipient. “Confidential Information” shall mean any information of a party (the “Disclosing Party”) or its customers designated as confidential and received or obtained by the other party (the “Recipient”) as a result of the exercise of the Recipient’s rights or the performance of the Recipient’s obligations under this Agreement, and includes, without limitation, any business, marketing, technical and scientific information, trade secrets, processes, designs, data, formulae, plans, prototypes, software, source code, customer information and lists, research, business opportunities, agreements and other information related to or arising from the Services and which may be in any form or medium; provided, that any such information disclosed in non-written form shall be reduced to writing within thirty (30) days of its disclosure to the Recipient. In addition to the foregoing, Harris agrees that any information relating primarily to the operations or affairs of the MCD Business as such business is conducted by the Company following the Closing that is disclosed by the Company to Harris in the course of performing Services under this Agreement and that is or should be reasonably understood to be confidential or proprietary to the Company shall be “Confidential Information” of the Company under this Agreement, regardless of whether such information is designated as confidential or reduced to writing. Notwithstanding the foregoing, “Confidential Information” shall not include any information that (a) becomes generally available other than as a result of a breach of the provisions of this Article 5; (b) was received or becomes available on a nonconfidential basis to the Recipient from a source, other than the Disclosing Party or its customers, that to the Recipient’s knowledge is not or was not bound to hold such information confidential, (c) was acquired or developed independently by the Recipient without the use of the Disclosing Party’s Confidential Information and without violating this Article 5 or any other confidentiality agreement with the Disclosing Party; or (d) is approved in writing for release or disclosure to the public by the Disclosing Party.
     Section 5.02 Use and Disclosure Limitations. Except pursuant to Section 5.03, unless instructed otherwise by the Disclosing Party in writing, any Confidential Information received or obtained by the Recipient as a result of the exercise of its rights or the performance of its obligations under this Agreement shall be kept in confidence and not be used for any purpose other than to provide or receive, as the case may be, the Services under this Agreement or otherwise as required for the Recipient to perform its obligations under this Agreement and shall only be disclosed to others if the Recipient reasonably believes such disclosure is necessary or appropriate in the course of providing or receiving, as the case may be, such Services and only under obligations of confidence. The Recipient shall treat the Confidential Information of the Disclosing Party in the same manner as the Recipient treats and holds its own confidential information of a similar nature (in the case of Harris, such manner shall be determined only with respect to the commercial segment(s) of Harris’ businesses), but in no case with less than a commercially reasonable standard of care.
     Section 5.03 Disclosure Required by Law. In the event that disclosure of Confidential Information is compelled by judicial or administrative process or required by operation of Law, the Recipient will (a) if permitted by such process or Law, provide prompt written notice to the Disclosing Party and, at the Disclosing Party’s cost and expense, assist the Disclosing Party in seeking a protective order or other similar remedy; (b) furnish only that portion of the Confidential Information that is, on the advice of its legal counsel, required to be disclosed pursuant to such process or Law; and (c) exercise reasonable efforts in good faith to ensure that confidential treatment is accorded to such disclosed Confidential Information.
     Section 5.04 Relief. The Recipient agrees that unauthorized disclosure or use of the Confidential Information may cause irreparable harm and result in significant commercial damage to the Disclosing Party. The parties agree that the Disclosing Party shall be entitled to seek equitable relief, including injunction and specific performance, in the event of any breach of the covenants regarding Confidential Information, in addition to all other remedies available at law and in equity.
     Section 5.05 Other Related Matters. With respect to any Service, the Company agrees that (i) all software, hardware or data store, procedures and materials provided to the Company by or on behalf of Harris in connection with such Service are solely for the use of the Company solely for purposes of using such Services during the Term (provided that benefits received by third parties in the ordinary course of business conducted with the Company shall not be subject to this Section 5.05); (ii) title to any software, hardware or data store or any other intellectual property or proprietary right of any kind used in performing such Service shall, as between the Company and Harris, remain in Harris; (iii) the Company shall not copy, modify, reverse engineer, decompile, distribute or in any way alter or make derivative works of any software, hardware or data store used in performing such Service without Harris’ prior written consent; and (iv) the Company shall comply with any and all usage guidelines pertaining to any Service and provided by or on behalf of Harris, including without limitation, any and all usage guidelines pertaining to software, data, or other intellectual property or proprietary rights. Notwithstanding the foregoing, any assets acquired or purchased by the Company for its own account, shall not be subject to this Section 5.05. Except as expressly set forth in this Agreement, nothing in this Agreement or in the performance or use of the Services under this Agreement shall be deemed to transfer, assign or otherwise convey any rights, title or interests in or to any intellectual property or proprietary rights of one party to the other party. Nothing in this Article 5 shall be construed as obligating any party hereto to disclose its Confidential Information to any other party or person, or as granting to or conferring on any other party or person, expressly or by implication, any rights or license to the first party’s Confidential Information; provided that the parties acknowledge that, in order to perform the Services, Harris shall have custody of and usage of certain of the Company’s Confidential Information and the Company hereby grants to Harris the right to do so in accordance with this Agreement. Harris agrees that all right, title and interest in and to all records, data, files, input materials, reports, forms and other data received, computed, used and/or stored pursuant to this Agreement which relate to the MCD Business as conducted by the Company after the Effective Date are the exclusive property of the Company.
ARTICLE VI
GENERAL PROVISIONS
     Section 6.01 Governing Law and Venue; Waiver of Jury Trial.
          (a) THIS AGREEMENT SHALL BE DEEMED TO BE MADE IN AND IN ALL RESPECTS SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF. The parties hereby irrevocably submit to the jurisdiction of the courts of the State of Delaware and the Federal courts of the United States of America located in the State of Delaware solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims with respect to such action or proceeding shall be heard and determined in such a Delaware State or Federal court. The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 6.06 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.
          (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.01.

     Section 6.02 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, that provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. If necessary to effect the intent of the parties, the parties will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.
     Section 6.03 Amendment; Waiver. Unless otherwise expressly provided herein, this Agreement may be amended or any performance, term or condition waived in whole or in part only by a writing signed by persons authorized to so bind each party (in the case of an amendment) or the waiving party (in the case of a waiver). No failure or delay by any party to take any action with respect to a breach by another party of this Agreement or a default by another party hereunder shall constitute a waiver of the former party’s right to enforce any provision of this Agreement or to take action with respect to such breach or default or any subsequent breach or default. Waiver by any party of any breach or failure to comply with any provision of this Agreement by another party shall not be construed as, or constitute, a continuing wavier of such provisions, or a waiver of any other breach of or failure to comply with any other provisions of this Agreement.
     Section 6.04 Assignment.
          (a) Except as provided in Section 6.04(b), no party may assign this Agreement or any rights, benefits, obligations or remedies hereunder without the prior written consent of the other party hereto, except that no such consent shall be required for a transfer by operation of Law in connection with a merger or consolidation of such party. Any attempt so to assign or to delegate any of the foregoing without such consent shall be void and of no effect. This Agreement shall be binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and permitted assigns.
          (b) Notwithstanding the limitation in Section 6.04(a), Harris may subcontract any function or Service to be performed by Harris under this Agreement to a third party service provider, to the extent that Harris is also using such third party service provider to perform such subcontracted function or Service for Harris or for any of Harris’ Affiliates; provided, however, that such subcontracting shall not relieve Harris from any of its obligations to the Company under this Agreement; and provided, further, that upon the Company’s written request and without prejudice to the Company’s direct rights against any such third party service provider, Harris shall use commercially reasonable efforts to pursue any warranty or indemnity under any agreement Harris may have with such a third party service provider on the Company’s behalf and at the Company’s request with respect to any Service provided to the Company by such third party service provider and the Company shall reimburse Harris for all reasonable out-of-pocket costs incurred by Harris in connection with pursuing any such warranty or indemnity.
     Section 6.05 No Third-Party Beneficiaries. Except for the indemnification rights under Article 3 of this Agreement, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns. Nothing contained in this Agreement is intended or shall be construed to give any other Person any legal or equitable right, remedy, or claim under or in respect to this Agreement or any provision herein contained.

     Section 6.06 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail or by overnight courier, postage prepaid, or by facsimile:
if to Harris:
Harris Corporation
1025 West NASA Blvd.
Melbourne, FL 32919
Attn: Scott T. Mikuen
fax: (321) 727-9222
if to the Company:

Harris Stratex Networks, Inc.
Research Triangle Park
637 Davis Drive
Morrisville, NC 27560
Attn: General Counsel
fax: (919) 767-3233
or to such other Persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three (3) Business Days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by facsimile (provided that if given by facsimile such notice, request, instruction or other document shall be followed up within one (1) Business Day by dispatch pursuant to one of the other methods described herein); or on the next Business Day after deposit with a nationally-recognized overnight courier, if sent by nationally-recognized overnight courier.
     Section 6.07 Entire Agreement; Controlling Provisions. This Agreement and any Schedules and Exhibits attached hereto constitute the entire agreement between the parties relating to the subject matter hereof and thereof and any and all prior arrangements, representations, promises, understandings and conditions in connection with said matters and any representations, promises or conditions not expressly incorporated herein or therein or expressly made a part hereof or thereof shall not be binding upon any party. If there is any conflict or inconsistency between the terms and conditions set forth in the main body of this Agreement and any of the Exhibits to this Agreement, the provisions of the Exhibits shall control with respect to the rights and obligations of the parties regarding the Services. If there is any conflict or inconsistency between the terms and conditions of this Agreement and the Formation Agreement, the provisions of this Agreement shall control solely with respect to the rights and obligations of the parties regarding the Services.
     Section 6.08 Headings. The headings in this Agreement are included for convenience of reference only and shall not in any way limit or otherwise affect the meaning or interpretation of this Agreement.
     Section 6.09 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.
     Section 6.10 Construction. The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. The parties and their respective counsel have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. The following provisions shall be applied wherever appropriate herein: (a) “herein,” “hereby,” “hereunder,” “hereof” and other equivalent words shall refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used; (b) all definitions set forth herein shall be deemed applicable whether the words defined are used herein in the singular or the plural; (c) wherever used herein, any pronoun or pronouns shall be deemed to include both the singular and plural and to cover all genders; (d) all accounting terms not specifically defined herein shall be construed in accordance with GAAP; (e) any references herein to a particular Section, Article, Exhibit or Schedule means a Section or Article of, or an Exhibit or Schedule to, this Agreement unless another agreement is specified; and (f) the Exhibits and Schedules attached hereto are incorporated herein by reference and shall be considered part of this Agreement.
     Section 6.11 Management of Enforcement by the Company. Harris agrees that a majority of the Class A Directors (as defined in the Investor Agreement) shall have the sole and exclusive right to exercise and enforce any rights under this Agreement which the Company or any of its Subsidiaries are entitled to enforce against Harris after the Closing. In addition, any amendment to or waiver of the terms of this Agreement by the Company in accordance with Section 6.03 shall require the approval of a majority of the Class A Directors.
     Section 6.12 Effectiveness. This Agreement shall become effective only when one or more counterparts shall have been signed by each party and delivered to each other party.
     Section 6.13 Fees. In any action or proceeding related to or arising out of the enforcement of, or defense against, any provision of this Agreement, the non-prevailing party in such action or proceeding shall pay, and the prevailing party shall be entitled to, all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees) of the prevailing party incurred in connection with such action or proceeding.

     Section 6.14 Force Majeure. Neither party hereto shall be liable in any matter for failure or delay of performance of all or part of this Agreement (other than payment obligations), directly or indirectly, owing to any acts of God; acts, orders, restrictions or interventions of any civil, military or government authority; wars (declared or undeclared); hostilities; invasions; revolutions; rebellions; insurrections; terrorist acts; sabotages; embargoes; epidemics; strikes or other labor disturbances; civil disturbances; riots; fires; floods; storms; explosions; earthquakes; nuclear accidents; power or other utility failures; disruptions or other failures in internet and/or other telecommunication lines, networks and backbones; delay in transportation; loss or destruction of property; changes in Laws, or any other causes or circumstances, in each case to the extent beyond the reasonable control of such party (each, a “Force Majeure Event”). Upon the occurrence of a Force Majeure Event, the party whose performance is prevented or delayed shall provide written notice to the other party, and the parties shall promptly confer, in good faith, on what action may be taken to minimize the impact, on both parties, of such Force Majeure Event.
     Section 6.15 Compliance with Law. Each party shall comply with applicable requirements of Law applicable to its activities in connection with this Agreement (including, without limitation, import and export control).
     Section 6.16 No Set-Off. The obligations of the parties under this Agreement shall not be subject to set-off for non-performance or any monetary or non-monetary claim by any party or any of their respective Affiliates under any other agreement between the parties or any of their respective Affiliates.
     Section 6.17 Future Litigation and Other Proceedings. In the event that the Company (or any of its officers or directors) or Harris (or any of its officers or directors) at any time after the date hereof initiates or becomes subject to any litigation or other proceedings before any governmental authority or arbitration panel with respect to which the parties have no prior agreements (as to indemnification or otherwise), the party (and its officers and directors) that has not initiated and is not subject to such litigation or other proceedings shall comply, at the other party’s expense, with any reasonable requests by the other party for assistance in connection with such litigation or other proceedings (including by way of provision of information and making available of employees as witnesses). In the event that the Company (or any of its officers or directors) and Harris (or any of its officers or directors) at any time after the date hereof initiate or become subject to any litigation or other proceedings before any governmental authority or arbitration panel with respect to which the parties have no prior agreements (as to indemnification or otherwise), each party (and its officers and directors) shall, at its own expense, coordinate its strategies and actions with respect to such litigation or other proceedings to the extent such coordination would not be detrimental to its interests and shall comply, at the expense of the requesting party, with any reasonable requests of the requesting party for assistance in connection therewith (including by way of provision of information and making available of employees as witnesses).

     Section 6.18 Facilities and Systems Security. If either party or its personnel will be given access to the other party’s facilities, premises, equipment or systems, such party will comply with all such other party’s written security policies, procedures and requirements made available by each party to the other, and will not tamper with, compromise, or circumvent any security or audit measures employed by such other party. Each party shall use its reasonable best efforts to ensure that only those of its personnel who are specifically authorized to have access to the facilities, premises, equipment or systems of the other party gain such access, and to prevent unauthorized access, use, destruction, alteration or loss in connection with such access.
[Signature pages Follow]

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized respective representatives to execute this Agreement as of the Effective Date first set forth above.

HARRIS CORPORATION
By:	/s/ R. Kent Buchanan
	Name:	R. Kent Buchanan
	Title:	Vice President, Corporate Technology and Development

HARRIS STRATEX NETWORKS, INC.
By:	/s/ Guy M. Campbell
	Name:	Guy M. Campbell
	Title:	Chief Executive Officer and President

[Signature Page to the Transition Service Agreement]

SCHEDULE I

Services
[omitted]

EXHIBIT A

WIRE TRANSFER INSTRUCTIONS
[omitted]